Exhibit 10.13

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 30 day of June, 2000 by and between Chicken Kitchen Corporation (the "Company"), a Florida corporation, and Christian de Berdouare(the "Employee").

                                   WITNESSETH:

         WHEREAS, the Company was formed to engage in the restaurant business through franchise locations and Company owned stores; and

         WHEREAS, in furtherance of the Company's Business, subject to the terms and conditions hereinafter set forth, the Company desires to employ the Employee as the Company's President and Chief Executive Officer, and the Employee desires to be so employed by the Company.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

         2. Employment. In exchange for the "Compensation" (as hereinafter defined) and subject to the other terms and conditions hereinafter set forth, the Company hereby employs the Employee to render the "Employee Duties" (as described in Section 3 below) as an employee of the Company, and the Employee hereby accepts such employment.

         3. Employee Duties. For purposes of this Agreement, "Employee Duties" shall mean serving the Company as its President and Chief Executive Officer. The Employee's performance of the Employee Duties shall be subject to the direction of the Company's Board of Directors and the Employee shall perform all such other duties as may be mutually agreed upon between the Employee and the Company's Board of Directors.

         4. Compensation. In exchange for the Employee's performance of the Employee Duties hereunder, the Company hereby agrees to pay the Employee the following compensation (collectively, the "Compensation"):

                  (a) Base Salary. The Company shall pay the Employee a gross annual base salary ("Salary") of three hundred thousand dollars ($300,000.00). Salary shall be paid by the Company in accordance with the Company's regular payroll practices but not less often than every month during the Term. The Company's Board of Directors shall review the Employee's Salary annually and may increase it if the Employee's performance justifies such an increase.

                  (b) Stock Bonus. The Company acknowledges that Employee's efforts have been are continue to be invaluable to the expansion and growth of the Company through the sale of franchise locations. For each new development agreement or franchise agreement executed

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and entered into by the Company, retroactive to and including the first such development agreement or franchise agreement, the Company agrees to issue to the Employee either one hundred thousand (100,000) shares of the Company's Class A common stock, or the right to open an additional Exempt Franchise, as hereafter defined, as the Employee in his sole discretion may elect to writing.

                  (c) Withholding. The Company shall deduct or withhold from all Compensation payable hereunder all amounts required to be deducted or withheld from Compensation pursuant to state or federal law.

         5. Term. This Agreement shall commence on the date hereof and shall continue to be in effect unless and until terminated in accordance with Section 6 of this Agreement (the "Term").

         6. Termination.

                  (a) By Company - For Cause. The Company shall have the right to terminate the employment of the Employee "for cause" immediately upon providing written notice to the Employee. For purposes of this subparagraph, "cause" shall mean the occurrence of any of, and only of, the following, each of which shall be deemed a breach of this Agreement:

                           (i) Employee's failure (other than as a result of
illness or mental or physical disability), within seven (7) days after written notice from the Company, to cure any material breach of the Employee Duties or any of his other obligations under this Agreement; or

                           (ii) Employee's conviction of commission of any
felony.

                           In the event the Company elects to terminate the
Employee's employment hereunder as set forth above, the Company shall give written notice to such effect to the Employee, which notice shall describe in reasonable detail the actions of the Employee constituting cause.

                           This Agreement shall also terminate upon the
Employee's death.

                  (b) By Employee - For Cause. The Employee shall have the right to terminate his employment under this Agreement for cause immediately upon sending written notice to the Company in the event the Company fails, within thirty (30) days of written notice from the Employee, to cure any material breach of its obligations under this Agreement. If the Employee terminates this Agreement pursuant to this provision, the Company shall pay the Employee one million dollars ($1,000,000.00) within ten (10) days of the effective date of this Agreement's termination.

                  (c) By Company - For No Cause. This Agreement may be terminated by the Company for any reason other than those set forth in paragraph 6(a) herein, by providing thirty (30) days' advance written notice of termination. If the Company terminates this Agreement pursuant to this provision, the Company shall pay the Employee one million dollars
($1,000,000.00) within ten (10) days of the effective date of this Agreement's termination.

                  (d) Employee - For No Cause. In addition to the Employee's rights to terminate this Agreement pursuant to paragraph 6(b) hereof, the Employee may also terminate

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this Agreement for any other reason by providing the Company with thirty (30)
days' advance written notice of termination.

         7. Change in Control. In the event that the Company's Class B common stock is determined to be invalid by a court of competent jurisdiction, or if a trustee/receiver/third party is appointed by a court of competent jurisdiction to operate the business of the Company ("Change in Control"), the Employee may terminate this Agreement by written notice to the Company. In such event, the Company shall pay the Employee a fee of one million dollars ($1,000,000.00) within ten (10) days of receiving such written notice.

         8. Franchise Fee and Royalty Exemption. Whether or not this Agreement is terminated (whether for cause or not for cause) by either party, the Employee shall have the irrevocable right to open and establish up to ten (10) franchise locations (the "Exempt Franchises") on his own behalf without being subject to the standard franchise fees payable to the Company and without being subject to the payment of any royalties to the Company in connection with the Exempt Franchises.

         9. Miscellaneous.

                  (a) Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given only upon hand delivery thereof or upon the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  To Company:                   Chicken Kitchen Corporation
                                                5415 Collins Avenue, Suite 305
                                                Miami Beach, FL  33140

                  To Employee:                  Christian de Berdouare
                                                5750 North Bay Road
                                                Miami Beach, FL 33140-2035

or to such other address or such other person as any party shall designate, in writing, to the other for such purposes and in the manner hereinabove set forth.

                  (b) Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter contained herein, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions with respect to said subject matter, expressed or implied, oral or written, except as herein contained.

                  (c) Binding Effect; No Assignment. This Agreement shall be binding upon the parties hereto, their heirs, administrators, successors and assigns. No party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other party. Any assignment or delegation of duties in violation of this provision shall be null and void.

                  (d) Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

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                  (e) No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

                  (f) Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties, or their personal representatives, successors and assigns may require.

                  (g) Counterparts. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                  (h) Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

                  (i) Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Miami-Dade County, Florida.

                  (j) Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

                  (k) No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns.

                  (l) Provisions Severable. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations of the jurisdiction in which the parties do business. If any provision of this Agreement, or the application thereof to any person or circumstances shall, for any reason or to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

                  (m) Litigation. If any party hereto is required to engage in litigation against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any rights under this Agreement, and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

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WITNESSES:                              COMPANY:

                                        Chicken Kitchen Corporation, a Florida
                                        corporation

                                        By:    /s/ Joseph  A. Remsa
---------------------------------          -------------------------
                                                   Vice President
---------------------------------

                                        EMPLOYEE:

                                        /s/   Christian de Berdouare
---------------------------------          -------------------------
                                              Christian de Berdouare

---------------------------------

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                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This agreement amends the existing Employment Agreement between Chicken Kitchen Corporation (the "Company"), a Florida corporation, and Christian de Berdouare (the "Employee") (the "Employment Agreement"), as follows:

         Paragraph 4b of the Employment Agreement is hereby supplanted and otherwise replaced with the following subparagraph:

                  4(b): Stock Option/Franchise Bonus. The Company acknowledges that Employee's efforts have been and continue to be invaluable to the expansion and growth of the Company through the sale of franchise locations. Upon the execution of each new development agreement or franchise agreement executed and entered into by the Company, retroactive to and including the first such development agreement or franchise agreement, the Company agrees to issue to the Employee either options to purchase one hundred thousand (100,000) shares of the Company's Class A common stock, or the right to open an additional Exempt Franchise, as hereafter defined, as the Employee in his sole discretion may elect to writing, provided however, that the issuance of these additional stock options and/or Exempt Franchise(s) shall only be made upon the happening of one or more of the following occurrences:

                           (i): The voluntary or involuntary termination of Employee's employment, whether for cause or not for cause;

                           (ii): The filing by the Company of, or the involuntary filing on behalf of the Company of, or the Company becoming the subject of, a petition for relief under Title 11 of the United States Code (the "Bankruptcy Code");

                           (iii):   The death or disability of the Employee;

                           (iv):    A change in control of the Board of
                                    Directors of the Company;

                           (v): An announced recapitalization or leveraged buy-out of the Company;

                           (vi)     The merger of the Company into another
                                    entity;

                           (vii) A vote of the majority of outside directors comprising a compensation committee, directing the Company to issue the additional stock options and/or Exempt Franchise(s);

                           (viii)   A final determination by a court of
                                    competent jurisdiction that the Company's
                                    Class B common stock is invalid.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to
Employment Agreement as of September 30, 2000.

WITNESSES:                              COMPANY:

                                        Chicken Kitchen Corporation, a Florida
                                        corporation

                                        By:    /s/ Joseph  A. Remsa
---------------------------------          -------------------------
                                                   Vice President
---------------------------------

                                        EMPLOYEE:

                                        /s/   Christian de Berdouare
---------------------------------          -------------------------
                                              Christian de Berdouare

---------------------------------

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